                                                                    Exhibit 99.8



                                    CONSENT

         The undersigned, who has agreed to serve as a member of the Board of Directors of GlobeSpan, Inc. (the "Company"), hereby grants the Company consent to use his name in its Registration Statement on Form S-4/A and all amendments, including post-effective amendments, to the Registration Statement.

November 1, 2001

                                                              /s/ Giuseppe Zocco
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                                                              Giuseppe Zocco